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                                                                    EXHIBIT 23.3

                                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 5, 1999, except as to Note 12 which is as of March 24, 1999, relating to the consolidated financial statements of BuyDirect.com, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
San Francisco, California

April 7, 1999